UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025

PRIMIS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive, Suite 900
McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 29, 2025, Primis Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report its financial results for the first quarter of 2025 within a press release (the “Earnings Release”) furnished as Exhibit 99.1 in the Original Report.

This Current Report on Form 8-K/A (the “Amended Report”) amends the Original Report to correct certain financial information included in the Earnings Release as further described below. The Company is filing this Amended Report in order to furnish a revised earnings release (the “Amended Earnings Release”) in Item 2.02 disclosure. The Amended Earnings Release replaces the Earnings Release, in its entirety. This Amended Report should be read in conjunction with the Original Report. This Amended Report does not amend, modify, or supplement the Original Report or Earnings Release in any other respect.

The changes described in this Amended Report arise primarily from management’s subsequent determination of deconsolidation of Panacea Financial Holding Inc. (“PFH”) as of March 31, 2025 for financial reporting purposes. Since PFH’s capital raise in the fourth quarter of 2023, the Company was required to include the results of PFH in its consolidated financial statements while owning approximately 19% of the entity. As a result of certain contractual and operational changes in the first quarter of 2025, the Company is no longer required to consolidate PFH for financial reporting purposes as of March 31, 2025.

For the three months ended March 31, 2025, the Company recognized a pre-tax gain upon deconsolidation of PFH of $24.6 million which is recorded in the income statement within noninterest income. This gain included remeasurement and recording at fair value as of March 31, 2025, the Company’s retained interest in PFH common stock amounting to $21.2 million and $3.4 million related to deconsolidation of PFH’s net assets and the Company’s noncontrolling interest in PFH.

Item 2.02 Results of Operations and Financial Condition.

On May 13, 2025, the Company furnished the Amended Earnings Release with its results of operations and financial condition for the three months ended March 31, 2025, which is attached as Exhibit 99.1 to this Amended Report and incorporated herein by reference. The changes described in the Explanatory Note are reflected in the Amended Earnings Release.

The information in Item 2.02 of this Amended Report is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended Earnings Release.

99.2	PFH Deconsolidation Press Release.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

	By:	/s/ Matthew A. Switzer
May 13, 2025		Matthew Switzer
Chief Financial Officer